UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 31, 2020

____________________

RAPID THERAPEUTIC SCIENCE

LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-55018 (Commission File Number)	46-2111820 (I.R.S. Employer Identification No.)

5580 Peterson Lane, Suite 200 Dallas, TX (Address of principal executive offices)	75240 (Zip code)

(800) 497-6059

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

Item 3.02.	Unregistered Sales of Equity Securities.

Rapid Therapeutic Science Labratories, Inc. (formerly, Holly Brothers Pictures, Inc.) (the “Company”, “we” and “us”), had $732,835 of outstanding convertible notes payable, which had accrued $172,564 of accrued interest, as of August 31, 2020. Such convertible notes payable, as amended, provided that, at such time that the Company had raised $500,000 of new equity securities, or other securities which are convertible into equity of the Company, all outstanding principal and interest owed under such convertible promissory notes would automatically convert into shares of common stock of the Company, at a conversion price of $0.05 per share, subject to a 4.99% ownership limitation set forth in such convertible promissory notes (as amended). The ownership limitation which prevents the conversion of the convertible promissory notes into common stock if upon such conversion the holder (and its affiliates) would own more than 4.99% of the Company’s outstanding common stock (the “Ownership Blocker”).

As described in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, in August 2020, the Company entered into private stock subscription agreements with thirty-three separate accredited investors whereby the Company sold a total of 2,404,000 shares of restricted common stock to these investors at an offering price of $0.25 per share, resulting in gross proceeds to the Company of $601,000.

As a result of such sales, the automatic conversion provisions of the convertible promissory notes were triggered, effective as of August 31, 2020, subject to the Ownership Blocker.

In conjunction with this automatic conversion, six holders of convertible promissory notes in the aggregate amount of $501,138 (when including principal and interest thereon), had such principal and interest automatically converted into an aggregate of 10,022,749 shares of common stock (one share for each $0.05 of principal and interest converted). After such conversions, an aggregate of $404,262 of principal and interest remain outstanding under such conversion promissory notes (as of August 31, 2020), convertible into an aggregate of 8,085,240 shares of common stock pursuant to their terms, subject to the Ownership Blocker. Such remaining amount of the convertible promissory notes will be automatically converted into additional shares of common stock, from time to time, at such time as the Company is able to issue such holders additional shares of common stock, without exceeding the applicable Ownership Blocker.

The issuance of the shares of common stock to the holders of the convertible promissory notes was exempt from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing issuances did not involve a public offering, the recipients were “accredited investors” and acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. The securities are subject to transfer restrictions, and the certificates evidencing the securities will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 9.01.	Financial Statements and Exhibits

(d)Exhibits.

The following Exhibits are filed herewith:

Exhibit Number	Description of Exhibit

10.1

Form of Amendment to certain Promissory Notes issued by Holly Brothers Pictures, Inc. to various holders, dated as of November 18, 2019 (Filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 22, 2019, and incorporated by reference herein)(File No.: 000-55018).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RAPID THERAPEUTIC SCIENCE

LABORATORIES, INC.

Date: October 21, 2020

/s/ Donal R. Schmidt, Jr.

Name: Donal R. Schmidt, Jr.

Title: Chief Executive Officer